                                PROMISSORY NOTE
                                ---------------

$500,000.00                                                     January 19, 1996


     1. Principal Amount. For value received, the undersigned ("MAKER") does hereby promise to pay to Robert P. Maher ("PAYEE") the principal sum of $500,000 (or such lesser amount received from Payee), upon the terms and conditions set forth herein.

     2. Interest. Subject to Section 3 hereof, Maker shall pay interest on the unpaid principal amount hereof at the per annum rate of 10% from the date or dates such principal is received by Maker until all amounts due hereunder are paid in full. Interest hereon shall be calculated on the basis of the actual number of days elapsed and a year of 365 or 366 days, as the case may be. Payments of interest on the unpaid principal hereof shall be due and payable pursuant to Sections 3, 4 or 5 hereof, as appropriate.

     3. Post Maturity Interest. Any amount of principal and/or interest hereon which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest from the date when due until said principal and/or interest amount is paid in full, payable on demand, at the lesser of (a) an interest rate equal to 13% per annum and (b) the highest rate of interest allowable under applicable law. The foregoing notwithstanding, any interest paid and actually collected by Payee hereunder which is found by a court of competent jurisdiction to be in excess of the highest rate of interest allowed under applicable law shall be applied to the repayment of the then outstanding principal balance due hereunder in such a manner as to prevent the payment and collection of interest in excess of the highest rate permitted by applicable law.

     4. Payments. Principal, together with accrued interest, shall be payable in full on December 31, 1996. All payments in respect of this Note shall be made by delivery of a certified or bank cashier's check or of other immediately available funds and delivered to Payee on the date due at c/o Metzler & Associates, Inc., 520 Lake Cook Road, Deerfield, Illinois 60015, or at such other place as the holder hereof may from time to time designate in writing ("PAYEE'S ADDRESS").

     5. Prepayment. Maker, without premium or penalty, may prepay this Note in whole or in part, with accrued interest to the date of such prepayment on the amount prepaid.

     6. Events of Default. The occurrence of any one or more of the following events shall constitute an event of default ("EVENT OF DEFAULT") hereunder:

         (a) Maker shall fail to pay any amount due under this Note or the Bank Documents, whether at maturity, by acceleration, by notice of prepayment or otherwise, and such failure shall continue for five business days after the date due;

         (b) Maker shall default in the due performance of any other covenant contained in, or otherwise be in default under, this Note or the Bank Documents and such default shall remain uncured for 30 days following notification by Payee of such default;

          (c) Maker shall (i) file any proceeding in bankruptcy or reorganization, (ii) make an assignment for the benefit of creditors or (iii) fail to vacate, discharge or dismiss within 60 days of its initiation either (A) the filing of a proceeding in bankruptcy or reorganization against Maker or (B) the appointment of a receiver or trustee for all or any part of Maker's assets or property;

          (d) Payee ceases to be employed by Maker for any reason, including, without limitation, as a result of Payee's death or disability, the voluntary termination of Payee's employment or the termination of his employment by Maker with or without cause.

     7. Remedies. Upon or at any time after the occurrence of an Event of Default specified in Sections 6(a), 6(b) or 6(d) hereof, the principal amount of this Note and all accrued and unpaid interest thereon (and all other amounts due with respect to this Note) shall, at the option of Payee, become due and payable without presentment, demand, protest, notice of acceleration, notice of intent to accelerate or other notice of any kind, all of which are hereby expressly waived by Maker, anything in this Note to the contrary notwithstanding. Upon the occurrence of an Event of Default specified in Section 6(c) hereof, the principal amount of this Note and all accrued and unpaid interest thereon (and all other amounts due with respect to this Note) shall thereupon and concurrently therewith become due and payable without presentment, demand, protest, notice of acceleration, notice of intent to accelerate or other notice of any kind, all of which are hereby expressly waived by Maker, anything in this Note to the contrary notwithstanding. The undersigned agrees, subject only to any limitation imposed by law, to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the Payee in endeavoring to collect any amounts payable hereunder which are not paid when due.

     8. Transfer of Note. Payee or any subsequent holder may transfer this Note at any time without notice to Maker. Until notified by Payee in writing of the transfer of this Note, Maker shall be entitled to deem Payee or such person who has been so identified by Payee in writing to Maker as the owner and holder of this Note.

     9. Notices. All notices shall be given in writing, and shall be either delivered personally (including by overnight courier service) or by certified mail, return receipt requested, if to Payee, at Payee's Address and, if to Maker, at its principal executive offices, or such other address as any party hereto designates by written notice to all other parties, and shall be deemed to have been given upon delivery, if delivered personally, or three (3) days after mailing, if mailed.

     10. Governing Law. This Agreement shall be construed and enforced in accordance with and interpreted by the internal laws of the State of Illinois. The parties hereby consent to service of process and to the exclusive jurisdiction of any appropriate court located in Cook County, Illinois in any action to enforce the provisions of this Agreement.

     IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the day and year first above written.

                                    MAKER:
                                    -----

                                    METZLER & ASSOCIATES, INC.



                                    By: /s/
                                        --------------------------------
                                    Name:  XXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                                           -----------------------------
                                    Title: PRESIDENT
                                           -----------------------------

                        Scheduled of Principal Received
                        -------------------------------

                                                    Names of Person
 Date                   Amount Received             Making Notation
- ------                  ---------------             ---------------






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